Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule and all amendments thereto jointly on behalf of each such party.

Date: February 12, 2020

POLARIS PARTNERS VII, L.P.

By:	Polaris Management Co. VII, L.L.C.

By:	**
Authorized Signatory

POLARIS ENTREPRENEURS’ FUND VII, L.P.

By:	Polaris Management Co. VII, L.L.C.

By:	**
Authorized Signatory

POLARIS MANAGEMENT CO. VII, L.L.C.

By:	**
Authorized Signatory

BRYCE YOUNGREN

By:	*
Bryce Youngren

DAVID BARRETT

By:	*
David Barrett

BRIAN CHEE

By:	*
Brian Chee

AMIR NASHAT

By:	*
Amir Nashat

*By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Attorney-in-Fact

[*This Schedule 13G was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]

[**This Schedule 13G was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are included as exhibits to this Schedule 13G.]